Exhibit 1.1

[# of firm shares] Shares

CKE INC.

COMMON STOCK, $0.01 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

[pricing date]

[pricing date]

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

As representatives of the

several Underwriters

named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

and

Morgan Stanley & Co. LLC

(solely in its capacity as

Independent Underwriter hereunder)

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

CKE Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and Apollo CKE Holdings, L.P. (the “Selling Stockholder”) proposes to sell to the several Underwriters, an aggregate of [# of firm shares] shares of the Common Stock, $0.01 par value per share, of the Company (the “Firm Shares”), of which [# of primary shares] shares are to be issued and sold by the Company and [# of secondary shares] shares are to be sold by the Selling Stockholder.

The Selling Stockholder also proposes to issue and sell to the several Underwriters not more than an additional [# of shoe shares] shares of the Company’s Common Stock, $0.01 par value per share (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co., as Managers of the offering (in such capacity, the “Managers”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents [and pricing information] set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company hereby confirms its engagement of Morgan Stanley & Co. LLC, and Morgan Stanley & Co. LLC hereby confirms its agreement with the Company to render services, as a “qualified independent underwriter” within the meaning of Conduct Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares. Morgan Stanley & Co. LLC, in its capacity as qualified independent underwriter, is referred to herein as the “Independent Underwriter.”

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters and the Independent Underwriter that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Managers before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Managers, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (with or without notice, lapse of time or both) contravene (i) the certificate of incorporation, by-laws or similar organizational document of the Company; (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries; or (iii) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except, in the case of clauses (ii) and (iii) above, for any such contravention that would not have a material adverse effect on the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto) provided to prospective purchasers of the Shares.

(l) Other than proceedings accurately described in all material respects in the Time of Sale Prospectus, there are no legal or governmental proceedings pending, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that either (i) would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) are required to be described in the Registration Statement or the Prospectus pursuant to Item 103 of Regulation S-K under the Securities Act and are not so described; and there are no contracts or other documents that are required to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K under the Securities Act that are not filed as required.

(m) The preliminary prospectus filed as part of the registration statement and delivered to investors in connection with the offering of the Shares complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to (i) file a registration statement under the Securities Act with respect to any securities of the Company (except, in the case of this clause (i), for any such rights disclosed in the Registration Statement, the Time of

Sale Prospectus and the Prospectus); or (ii) include such securities with the Shares registered pursuant to the Registration Statement.

(r) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, employee, agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company and its subsidiaries represent and covenant that they will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v) The Company and its subsidiaries have good and marketable title to all property (real and personal) described in the Time of Sale Prospectus as owned by any of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; all property described in the Time of Sale Prospectus, if any, as being held under lease by the Company or any of its subsidiaries is held thereby under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and appropriate in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) to the Company’s knowledge, no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(dd) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(ee) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 12 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ff) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes shown on such returns as required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(gg) KPMG LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Time of Sale Prospectus and the Prospectus, are independent public or certified public accountants within the meaning of the Rules of Professional Conduct/Code of Ethics (or similar rules) and Regulation S-X under the Securities Act, and any non-audit services provided to the Company or to CKE Restaurants, Inc. by KPMG LLP have been approved by the board of directors of the Company, or the audit committee of the board of directors of CKE Restaurants, Inc., as applicable.

(hh) The financial statements, together with the related schedules and notes, included in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus under the captions “Summary—Summary Historical Financial and Other Data” and “Selected Historical Financial Information and Other Data” fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus. The pro forma consolidated financial data of the Company and its subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus present fairly the information contained therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical and market-related data and forward-looking statements included in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent the Company’s good faith estimates that are made on the basis of data derived from such sources and, to the extent derived from or based on financial statements and the books and records of CKE Restaurants, Inc., are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of CKE Restaurants, Inc.

2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters and the Independent Underwriter that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not (with or without notice, lapse of time or both) contravene (i) the organizational documents or by-laws of the Selling Stockholder; (ii) any agreement or other instrument binding upon the Selling Stockholder; or (iii) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except, in the case of clause (ii) above, for any such contraventions that would not, individually or in the aggregate, (x) have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (y) prevent or materially interfere with the consummation of the transactions contemplated hereby. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(d) Delivery of the Shares to be sold by the Selling Stockholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.

(e) The Selling Stockholder has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. The

Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, and, at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[    ] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [# of shoe shares] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each Seller hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transfers by the Selling Stockholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (d) distributions by the Selling Stockholder of shares of Common Stock or any security convertible into Common Stock to its members; provided that (i) in the case of any transfer or distribution pursuant to clause (c) or (d), each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were the Selling Stockholder; and (ii) in the case of any transfer pursuant to clause (c), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the person or entity establishing such plan or the Company. In addition, the Selling Stockholder, agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The Selling

Stockholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Selling Stockholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this paragraph and the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall provide the Managers and each individual subject to the 180-day restricted period pursuant to the lock-up letters described in Section 6(g) with prior notice of any such announcement that gives rise to an extension of the initial 180-day restricted period.

If the Managers, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(g) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

4. Terms of Public Offering. The Sellers are advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Managers is advisable. The Sellers are further advised by the Managers that the Shares are to be offered to the public initially at $[            ] a share (the “Public Offering Price”) and to certain dealers selected by the Managers at a price that represents a concession not in excess of $[            ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a concession, not in excess of $[            ] a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [closing date], or at such other time on the same or such other date, not later than [closing date + 5 business days], as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares to be sold by the Selling Stockholder shall be made in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [expiration date of shoe + 10 business days], as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Managers shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Managers on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Obligations of the Underwriters and the Independent Underwriter. Each of the obligations of the Sellers to sell the Shares to the Underwriters, the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date, and the obligations of the Independent Underwriter hereunder are subject to the condition that the Registration Statement shall have become effective not later than [4:00 p.m.] (New York City time) on the date hereof.

The several obligations of the Underwriters, and the obligations of the Independent Underwriter, are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) Each of the Underwriters and the Independent Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true in all respects) as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) Each of the Underwriters and the Independent Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Morgan, Lewis & Bockius LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C. Such opinion and letter shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d) Each of the Underwriters and the Independent Underwriter shall have received on the Closing Date the favorable opinion of Morgan, Lewis & Bockius LLP, counsel for the Selling Stockholder, dated the Closing Date, to the effect set forth in Exhibit D. Such opinion shall be rendered to the Underwriters at the request of the Selling Stockholder and shall so state therein.

(e) Each of the Underwriters and the Independent Underwriter shall have received on the Closing Date the favorable opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(f) Each of the Underwriters and the Independent Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters and the Independent Underwriter, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three days prior to the Closing Date or Option Closing Date, as applicable.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Managers and each of the persons and entities identified on Schedule III hereto, and each Participant, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder, and the obligations of the Independent Underwriter hereunder, are subject to the delivery to the Managers on the applicable Option Closing Date of such documents as the Managers may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each of the Underwriters and the Independent Underwriter as follows:

(a) To furnish to you, without charge, a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Managers in New York City, without charge, as soon as practicable after the date hereof, and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any

supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the judgment of the Underwriters or the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they are made when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares, as in the judgment of the Underwriters or the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they are made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the judgment of the Underwriters or the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Shares may have been sold by the Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they are made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request; provided, however, that this Section 7(g) shall not require the Company to qualify as a foreign corporation in any such jurisdiction in which it is not so qualified, to consent to service of process under the laws of any such jurisdiction in which it has not otherwise so consented (except service of process with respect to the offering and sale of the Shares) or to subject itself to taxation for doing business in any such jurisdiction in which it is not otherwise subject to such taxation.

(h) To make generally available to the Company’s security holders and to the Managers as soon as practicable an earning statement covering a period of at least twelve months beginning on the first day of the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) To apply the net proceeds to the Company from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

8. Covenant of the Selling Stockholder. If requested, the Selling Stockholder shall deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Covenants of the Sellers.

(a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each Seller agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of its counsel, its accountants and, in the case of the Company, all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to be sold by such Seller to the Underwriters, including any transfer or other taxes payable thereon, (iii) (in the case of the Company) (A) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (B) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (C) the reasonable fees and disbursements of the Independent Underwriter, including the reasonable fees and disbursements of counsel, incurred by the Independent Underwriter in its capacity as such; (D) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (E) the cost of printing certificates representing the Shares, (F) the costs and charges of any transfer agent, registrar or depositary, (G) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (H) the document production charges and expenses associated with printing this Agreement and (I) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (iv) all other costs and expenses incident to the performance of the obligations of such Seller hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this paragraph shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of expenses between themselves.

(b) Regulation M. No Seller shall take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and the Independent Underwriter, each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee, agent or affiliate of any Underwriter or the Independent Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any of the foregoing other than the Registration Statement, in the light of the circumstances under which they are made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and the Independent Underwriter, each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee, agent or affiliate of any Underwriter or the Independent Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any of the foregoing other than the Registration Statement, in the light of the circumstances under which they are made) not misleading, but only with reference to information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto; provided, however, that liability of the Selling Stockholder under this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Stockholder under this Agreement, less the underwriting commissions and discounts hereunder therefor.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the Independent Underwriter, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company, the Selling Stockholder or the Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any of the foregoing other than the Registration Statement, in the light of the circumstances under which they are made) not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(d) Without limitation of and in addition to its obligations under the other paragraphs of this Section 11, the Company agrees to indemnify and hold harmless the Independent Underwriter, each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee, agent or affiliate of the Independent Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as any such losses, claims, damages and liabilities arises out of or is based upon the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of Conduct Rule 5121 of FINRA) in connection with the offering contemplated by this Agreement.

(e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b)or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are directors, officers, employees, agents or affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Independent Underwriter and all persons, if any, who control the Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are directors, officers, employees, agents or affiliates of the Independent Underwriter within the meaning of Rule 405 under the Securities Act, (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and (iv) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section. In each case, all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons, directors, officers, employees, agents and affiliates of any Underwriter, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Independent Underwriter and such control persons, directors, officers, employees, agents and affiliates of the Independent Underwriter, such firm shall be designated in writing by Independent Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(f) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative benefits received by the Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of Conduct Rule 5121 of FINRA) shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Stockholder under this Agreement, less the underwriting commissions and discounts hereunder therefor.

(g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and (y) the Independent Underwriter, in its capacity as “qualified independent underwriter” (within the meaning of Conduct Rule 5121 of FINRA), shall in no event be required to contribute any amount in excess of the amount the compensation received by the Independent Underwriter for acting in such capacity exceeds the amount of any damage which the Independent Underwriter has otherwise been required to pay by reason of the Independent Underwriter’s acting in such capacity in connection with the offering contemplated by this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. Notwithstanding the foregoing in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder.

(h) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or the Independent Underwriter, any person controlling any Underwriter or the Independent Underwriter or any director, officer, employee, agent or affiliate of any Underwriter or the Independent Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company shall, in lieu of indemnifying the Morgan Stanley Entity thereunder, contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13. Termination. The Underwriters may terminate this Agreement by notice given by the Managers to the Company and the Independent Underwriter, if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Managers, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Managers, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either the Managers or the relevant Seller(s) shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters and the Independent Underwriter are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters and the Independent Underwriter to properly identify their respective clients.

16. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriters and the Independent Underwriter, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, the purchase and sale of the Shares and the determination of the Purchase Price.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) each of the Underwriters and the Independent Underwriter has acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters and the Independent Underwriter owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters and the Independent Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters or the Independent Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if to the Underwriters, shall be delivered, mailed or sent to the Underwriters in care of (a) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk (with a copy to the Legal Department); (b) Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and (c) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department (tel.: (866) 471-2526); (ii) if to the Company shall be delivered, mailed or sent to 6307 Carpinteria Avenue, Suite, A, Carpinteria, California 93013, Attention: Chief Financial Officer, with a copy to Howard Kenny, Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178; and (iii) if to the Selling Stockholder shall be delivered, mailed or sent c/o Apollo Management, L.P. at 9 W. 57th Street, 43rd Floor, New York, NY 10019, Attention: Laurie D. Medley, Facsimile: (646) 607-0528, E-mail: lmedley@apollolp.com.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Very truly yours,

CKE Inc.

By:

Name:
Title:

APOLLO CKE HOLDINGS, L.P., as Selling Stockholder By: Apollo CKE Holdings GP, LLC, its General Partner

By:

Name:
Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN, SACHS & CO.

        Acting severally on behalf of themselves and the several

        Underwriters named in Schedule I hereto

By:

MORGAN STANLEY & CO. LLC

By:

Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

GOLDMAN, SACHS & CO.

By:

Name:
Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

as Independent Underwriter

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	[ ]
Citigroup Global Markets Inc.	[ ]
Goldman, Sachs & Co.	[ ]
Barclays Capital Inc.	[ ]
Credit Suisse Securities (USA) LLC	[ ]
RBC Capital Markets, LLC	[ ]
Apollo Global Securities, LLC	[ ]
Cowen and Company, LLC	[ ]
KeyBanc Capital Markets Inc.	[ ]
[ ]	[ ]

Total:	[# of firm shares]

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	The following pricing information:

Number of Firm Shares: [# of firm shares]

Number of Additional Shares: [# of shoe shares]

Initial price to the public: $[            ] per share

[            ]

3.	[ ]

II-1

SCHEDULE III

Lock-Up Signatories (Excluding Participants)

Andrew F. Puzder

E. Michael Murphy

Theodore Abajian

Bradford R. Haley

Eric F. Williams

Robert J. Starke

Reese E. Stewart

Peter P. Copses

Robert J. DiNicola

George G. Golleher

Lance A. Milken

Daniel E. Ponder, Jr.

Jerold H. Rubinstein

C. Thomas Thompson

Robert C. Bartlett, Jr.

Richard F. Buxton

Jeffrey Chasney

John J. Dunion

Steven D. Evans

Richard E. Fortman

Robert Bruce Frazer

James E. Lawton

Stephen Lemley

Ned T. Lyerly, Jr.

Charles A. Seigel III

William R. Werner

Jack Willingham

III-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

                    , 2012

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. (the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with CKE Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named therein (the “Underwriters”), of shares (the “Shares”) of the Common Stock, $0.01 par value per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to, (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (b) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Managers agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Managers will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Managers hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period,

then the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial 180-day restricted period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Managers that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 2012

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering (the “Offering”) by CKE Inc., a Delaware corporation (the “Company”), of [            ] shares of common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up letter dated [            ] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [            ], with respect to [            ] shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [            ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Acting on behalf of themselves and the several

Underwriters named in Schedule I to the

Underwriting Agreement relating to the Offering

By:
Name:
Title:

B-1

FORM OF PRESS RELEASE

CKE Inc.

[Date]

CKE Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co., the book-running managers in the Company’s recent public sale of [            ] shares of common stock are [waiving][releasing] a lock-up restriction with respect to [        ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [            ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-2

EXHIBIT C

OPINION OF MORGAN, LEWIS & BOCKIUS LLP

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, to execute and deliver the Underwriting Agreement, and to issue, sell, and deliver the Primary Shares as contemplated by the Underwriting Agreement. CKE Restaurants, Inc. (“CKE Restaurants”) is a corporation validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.	The Primary Shares have been duly authorized by the Company and, when issued and sold by the Company, and delivered by the Company to, and paid for by, the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive rights pursuant to the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) or the Delaware General Corporation Law (“DGCL”).

4.	All of the issued and outstanding shares of capital stock of the Company are duly authorized and have been duly and validly issued by the Company and are fully paid and non-assessable and free of any preemptive rights pursuant to the Certificate of Incorporation or the DGCL.

5.	The statements set forth under the caption “Description of Capital Stock” in the Time of Sale Prospectus and the Prospectus, insofar as such statements purport to summarize certain provisions of the amended and restated certificate of incorporation and amended and restated by-laws of the Company, provide a fair summary of such provisions in all material respects.

6.	The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending its effectiveness has been issued by the Commission nor, to our knowledge, is a proceeding for that purpose pending before or contemplated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by Rule 424 and Rule 430A.

7.

No consent, authorization, approval or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the issuance and sale by the Company of the Primary Shares pursuant to the Underwriting Agreement, other than such as previously have been obtained or made, including, without limitation, registration of the offer and sale of the Primary Shares under the Securities Act and registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that we express no opinion as to state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the underwriters thereof.

8.	The execution and delivery of the Underwriting Agreement by the Company do not, and the performance by the Company of its obligations thereunder will not, (a) result in a violation of the Certificate of Incorporation or amended and restated by-laws of the Company, or the certificate of incorporation or amended and restated by-laws of CKE Restaurants, (b) breach or result in a default under, any provision of any agreement or instrument filed (or incorporated by reference) as an exhibit to the Registration Statement; (b) result in a violation of the DGCL, any U.S. federal or New York state law, rule or regulation, or (c) to our knowledge, result in a violation of any decree, judgment or order of any U.S., Delaware or New York court to which the Company is a named party, except that we express no opinion in this paragraph 8 regarding any anti-fraud provisions of federal securities laws, or any state securities or “Blue Sky” laws and except that the provisions of the Underwriting Agreement providing for indemnification may be limited by public policy.

9.	To our knowledge, there are no contracts, licenses, agreements, leases or documents of a character that are required to be filed as exhibits to the Registration Statement, or to be summarized or described in the Registration Statement and the Prospectus, which have not been so filed, summarized, or described as required.

10.	To our knowledge, there is no pending or threatened action, suit, investigation or proceeding before or by any U.S. or state court, government agency or authority against the Company that is required to be described in the Registration Statement and the Prospectus and that is not so described as required.

11.	The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

12.	The statements in the Time of Sale Prospectus and the Prospectus under the caption “Material United States Federal Income Tax Considerations for Non-U.S. Holders of Common Stock,” insofar as such statements constitute a summary of the U.S. federal tax laws referred to therein, are accurate in all material respects.

IRS Circular 230 Disclosure. To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. federal tax advice contained herein does not deal with a taxpayer’s particular circumstances. Further it was written in support of the promotion, marketing or recommending of the transaction or matter described herein. This opinion was not intended or written to be used, and cannot be used, for purposes of avoiding penalties under the Internal Revenue Code. Taxpayers should consult their own tax advisors regarding the tax consequences to them of their own particular circumstances.

13.	All of the outstanding shares of capital stock of CKE Restaurants have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, subject,

to our knowledge and except as described in the Time of Sale Prospectus and the Prospectus, to no security interest or other encumbrance or adverse claim.

14.	No person has the right, pursuant to any provision of any agreement or instrument filed (or incorporated by reference) as an exhibit to the Registration Statement, to include any securities of the Company in the Registration Statement or the offering contemplated thereby.

NEGATIVE ASSURANCE LETTER OF MORGAN, LEWIS & BOCKIUS LLP

We confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, each of the Registration Statement, at the time it became effective, and the Prospectus, as of the date hereof, (except in each case as to the financial statements, schedules and other financial and accounting data, as to which we express no view), appeared or appears on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act. Furthermore, subject to the foregoing, in the course of performing the services referred to above, nothing has come to our attention that has caused us to believe that (i) the Registration Statement, as of the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Prospectus, considered as a whole, as of [insert applicable time], contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraphs 5 and 12 in our opinion, dated the date hereof delivered to you pursuant to Section 6(c) of the Underwriting Agreement), and (b) we do not express any belief with respect to the financial statements, schedules and other financial and accounting data contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

EXHIBIT D

OPINION OF MORGAN, LEWIS & BOCKIUS LLP

1.	The Selling Stockholder has full limited partnership right, power and authority to execute and deliver the Underwriting Agreement and to perform its obligations under the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

2.	Upon the sale of the Firm Secondary Shares to the Underwriters on the date hereof pursuant to the terms and conditions of the Underwriting Agreement, the Underwriters (assuming that no Underwriter has “notice of an adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”), to such Firm Secondary Shares) will acquire all of the Selling Stockholder’s rights in the Firm Secondary Shares, free of any adverse claim within the meaning of Section 8-102 of the UCC.

3.	No consent, approval, authorization or order of or filing with any court or any federal or state governmental agency or body is required to be obtained or made by the Selling Stockholder in connection with the sale of the Firm Secondary Shares pursuant to the Underwriting Agreement other than effectiveness of the Registration Statement under the Securities Act; provided, however, that we express no opinion as to state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

4.	Neither the sale of the Firm Secondary Shares pursuant to the Underwriting Agreement nor the performance by the Selling Stockholder of its obligations set forth in the Underwriting Agreement will conflict with, result in a breach or violation of, or constitute a default under (a) any law, statue or regulation to which the Selling Stockholder is subject, (b) the terms of any indenture or other agreement or instrument known to us and to which the Selling Stockholder is a party, (c) any judgment, order or decree known to us to be applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder, or (d) the provisions of the limited liability company agreement of the Selling Stockholder.

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